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                                                                   Exhibit 10.38

                                 PROMISSORY NOTE

U.S.$1,237,823                                                 January 11, 2001
Principal Amount                                             Original Issue Date

         FOR VALUE RECEIVED, James Daleen and J.D. Investment Company Limited Partnership, a Nevada limited partnership (collectively, the "MAKERS"), jointly and severally promise to pay to Daleen Technologies, Inc. ("HOLDER"), at the principal office of Holder, or at such other place as Holder may designate, the principal amount of ONE MILLION TWO HUNDRED THIRTY-SEVEN THOUSAND EIGHT HUNDRED TWENTY-THREE AND NO/100 Dollars ($1,237,823), together with interest for the periods such borrowed amounts are outstanding at a rate equal to 8.75% per annum (the "REGULAR INTEREST RATE"), in lawful money of the United States of America. Interest shall be compounded quarterly and calculated on the basis of actual number of days elapsed over a year of 360 days.

         Interest on this note shall be payable annually on January 31 of each year commencing on January 31, 2002. All outstanding principal amount of this Note, together with any accrued but unpaid interest thereon, shall be due and payable on January 11, 2006. Any amount, when paid, shall be applied first to the payment of interest accrued on the unpaid principal, and the remainder thereof shall be credited to the then outstanding principal balance.

         Notwithstanding the maturity date of this Note set forth above, James Daleen ("Mr. Daleen") hereby agrees to pay to Holder any and all annual bonus payments net of any standard tax withholdings (the "Bonus Payments") paid by Holder to Mr. Daleen after the date hereof to reduce the amounts due hereunder. The foregoing does not apply however to Mr. Daleen's annual bonus for fiscal 2000.

         If any default in payment or any other default occurs hereunder or under any other documents evidencing the indebtedness evidenced by this Note, then the entire indebtedness evidenced hereby shall, at the option of Holder and with thirty (30) days notice to Makers become due and payable and may be collected forthwith. If Mr. Daleen voluntarily resigns from employment with the Holder for any reason, then the entire indebtedness evidenced hereby shall, at the option of Holder and with sixty (60) days notice to Makers, become due and payable and may be collected forthwith. So long as any default exists hereunder, interest shall accrue on the outstanding principal balance of this Note at the Regular Interest Rate plus the interest rate of two percent (2%) per annum.

         Time is of the essence of this Note and, in the event this Note is collected by law or through an attorney at law or under advice therefrom, Makers jointly and severally agree to pay all costs of collection, including reasonable attorneys' fees.

         This Note has been executed and delivered, and shall be paid, in the State of Florida. In the event there are any taxes of any nature imposed in connection with the execution and delivery of this Note, the Makers shall be responsible for all such taxes. The validity of this Note and the terms and conditions set forth herein shall be governed, interpreted and construed according to the laws of the State of Florida.



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         This Note is secured by that certain Stock Pledge Agreement of even date herewith by Makers in favor of Holder (the "PLEDGE AGREEMENT"). In the event of a default in the payment of this Note, Holder's SOLE recourse shall be foreclosure on the securities or other assets that are the subject of the Pledge Agreement.

         At any time hereafter, the Makers may choose to pay off the entire outstanding principal balance, together with any and all accrued but unpaid interest thereon. Upon receiving such payment, the Holder will immediately release to the Makers all shares held as security for this Note under the Pledge Agreement.

         Makers acknowledge and agree that amounts borrowed by Makers from Holder under this Note shall first be used to repay all indebtedness of Makers owed to BancBoston Robertson Stephens Inc. pursuant to a certain Margin Agreement dated as of December 20, 1999 and thereafter for payment of federal taxes related to Daleen stock and stock option exercises.

         As used herein, the terms "Makers" and "Holder" are intended to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation by law.

         IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal the day and year first above written.

                                  MAKERS:



                                  /s/ James Daleen
                                  ----------------------------------------------
                                  James Daleen





                                  J.D. Investment Company Limited Partnership




                                  By: /s/ James Daleen
                                      ------------------------------------------
                                      James Daleen as General Partner
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                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made this 11th day of January, 2001, by and between James Daleen and J.D. Investment Company Limited Partnership, a Nevada limited partnership (the "Partnership" and together with James Daleen, the "Pledgors"), and Daleen Technologies, Inc., a Delaware corporation ("Company").

                                    RECITALS

         Company proposes to make a loan to Pledgors pursuant to a Promissory Note of even date herewith (the "Note"). To secure the Note, Pledgors have agreed to pledge to Company 901,945 shares of Common Stock of the Company which the Partnership now owns (the "Shares"). Any capitalized terms used without definition herein shall have the meanings assigned to them in the Note.

         NOW, THEREFORE, Pledgors and Company agree as follows:

         1. PLEDGE OF SECURITIES.

                  (a) Pledgors hereby pledge, assign and deliver to Company and grant to Company a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt performance of all of the terms of the Note (the "Secured Indebtedness"), and Pledgors' obligations hereunder and thereunder.

                  (b) The term "Pledged Collateral" shall also include any securities, instruments or distributions of any kind issuable, issued or received by Pledgors upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

                  (c) The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgors, have been, or will be immediately upon the subsequent receipt thereof by Pledgors, delivered by Pledgors to the Company. Pledgors shall cause the books of Pledgors to reflect the pledge of the Shares and, pending delivery of the Pledged Collateral, all brokerage accounts currently holding the Pledged Collateral. Upon the occurrence of an Event of Default hereunder, the Company may effect the transfer of any securities included in the Pledged Collateral into the name of the Company and cause new certificates representing such securities to be issued in the name of the Company and/or cause such shares to be cancelled. Pledgors hereby agree to execute and deliver to the Company a stock transfer power for this purpose. Pledgors will execute and deliver such documents, and take or cause to be taken such actions, as the Company may reasonably request to perfect or continue the perfection of the Company's security interest in the Pledged Collateral.



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                  (d) During the term of this Agreement and upon mutual consent of Pledgors and the Company, the Pledgors will have the right instruct the Company to sell portions of the Pledged Collateral all in compliance with the applicable securities laws.

         2. VOTING PRIOR TO DEMAND. Unless an Event of Default (as defined below) shall have occurred and be continuing, the Partnership shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consent, waiver and ratification in respect thereof, PROVIDED that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of the Partnership to vote and to give consent, waiver and ratification shall cease upon the occurrence of an Event of Default.

         3. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default") hereunder:

                  (a) The default of any payment or any other default under the Note; or

                  (b) The breach of any material provision of this Agreement by either or both Pledgors or the failure by either or both Pledgors to observe or perform any of the material provisions of this Agreement, which breach has not been cured within 30 days of its receipt of written notice thereof (unless otherwise expressly set forth herein).

         4. COMPANY'S REMEDIES UPON DEFAULT.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Company shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the State of Florida as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon five (5) days' written notice to Pledgors, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, the Company may grant options, provided that any such terms or options shall, in the best judgment of the Company, be extended only in order to obtain the best possible price.

                  (b) Pledgors recognize that the Company may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Act"), so that the Company may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgors understand that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that the Company has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if the Company would agree), to register such securities for sale under the Act. Pledgors agree that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.



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                  (c) After the sale of any of the Pledged Collateral, the
Company may deduct all reasonable legal and other expenses and attorney's fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the terms of the Note, and shall apply the residue of the proceeds to the terms of the Note in such manner as the Company in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.

                  (d) In lieu of the foregoing, upon an Event of Default, the Company shall be entitled to cancel any shares of Common Stock of the Company included in the Pledged Collateral. In such event, the value of each share of such Common Stock for purposes of repayment of amounts due and payable under the Note shall be equal to the Current Market Price of such stock. For purposes hereof, the "Current Market Price" of the Common Stock on any date shall be deemed to be equal to the average of the closing bid prices per share of the Common Stock on Nasdaq or, if not then listed or traded on Nasdaq, such other exchange, market or system that the Common Stock is then listed or traded on. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on Nasdaq or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company.

         5. PLEDGOR WAIVERS. Pledgors waive any right to require the Company to
(a) proceed against any guarantor or any other person; (b) proceed against or exhaust any other security held from Pledgors; (c) marshal any assets of Pledgors; or (d) pursue any other remedy in the Company's power whatsoever.

         6. INDEMNIFICATION. Pledgors, jointly and severally, agree to defend, indemnify and hold harmless the Company and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by the Company as a result of or in any way arising out of, following, or consequential to transactions between the Company and Pledgors, under this Agreement (including without limitation attorneys' fees and expenses), except for obligations, demands, claims, liabilities, losses and the Company's expenses caused by its breach of this Agreement, gross negligence or willful misconduct. Notwithstanding the foregoing, the Pledgors' obligations for payments under the Note shall be subject to the limitations set forth in the Note.

         7. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, as the case may be, at its addresses set forth below. Such notice shall be deemed effective three (3) days after deposit if sent by first class mail or upon actual receipt if personally delivered or sent by certified mail.



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        If to Pledgors         James Daleen
                               4414 Woodfield Blvd.
                               Boca Raton, Florida 33434
                               FAX:  561-241-8448


        If to the
        Company                Daleen Technologies, Inc.
                               1750 Clint Moore Road
                               Boca Raton, Florida 33487
                               ATTN: Chief Financial Officer
                               FAX:  561-999-8080

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  The Note shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGORS AND THE COMPANY EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. PLEDGORS AND THE COMPANY ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTE OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST PLEDGOR IN CONNECTION WITH THIS AGREEMENT OR SUCH OTHER DOCUMENT, MAY BE BROUGHT BY THE COMPANY OR PLEDGORS IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF THE STATE IN WHICH THE COMPANY'S ADDRESS SHOWN IN
SECTION 7 ABOVE IS LOCATED, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH SUCH PLEDGOR OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE PLEDGORS AND THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID STATE AND FEDERAL COURTS, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE.




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                  (a) This Agreement may not be amended or modified except by a written instrument signed by the Company and Pledgors.

                  (b) This Agreement, the Note and the agreements and instruments executed in connection herewith and therewith constitute the entire agreement between the Company and Pledgors with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, under seal, as of the date first above written.


PLEDGORS:                                 COMPANY:

                                          DALEEN TECHNOLOGIES, INC.

/s/ James Daleen
---------------------------------
James Daleen
                                          By: /s/ Stephen M. Wagman
                                              ----------------------------------
                                          Name: Stephen M. Wagman
                                                --------------------------------
                                          Title: Chief Financial Officer
                                                 -------------------------------

J.D. Investment Company Limited Partnership


By: /s/ James Daleen
    ------------------------------------
       James Daleen as General Partner